UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act

Controladora Vuela Compañía de Aviación, S.A.B. de C.V.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

United Mexican States	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Av. Antonio Dovalí Jaime No. 70, 13 Floor, Tower B Colonia Zedec Santa Fe United Mexican States, D.F.	01210
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
American Depositary Shares (“ADSs”),
each representing ten (10)
Ordinary Participation Certificates
(Certificados de Participacion Ordinarios)
(“CPOs”), each CPO representing
the economic interest in one (1) share of
Series A Common Stock, without par value*	New York Stock Exchange, Inc.

*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered that appears under the captions “Principal and Selling Shareholders,” “Description of Capital Stock,” “Description of CPOs,” “Description of American Depositary Shares,” “Dividend Policy” and “Taxation” in the Prospectus forming a part of the Registration Statement on Form F-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2013 (Registration No. 333-189121), including exhibits, and as may be subsequently amended from time to time (the “F-1 Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the F-1 Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2.	Exhibits.

The following exhibits are filed herewith (or incorporated herein by reference):

99.1.	Registration Statement on Form F-1 filed on June 6, 2013 (Registration No. 333-189121), as amended from time to time (incorporated herein by reference).

99.2.	By-laws of the Registrant (estatutos) (English translation) (incorporated herein by reference from Exhibit 3.1 to the F-1 Registration Statement).

99.3.	Form of CPO Trust Agreement between the Registrant and Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo (English translation) (incorporated herein by reference from Exhibit 4.3 to the F-1 Registration Statement).

99.4.	Form of CPO Deed among Nacional Financiera, Sociedad Nacional de Crédito, Institucíon de Banca de Desarrollo, Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero and Comisíon Nacional Bancaria y de Valores (English translation) (incorporated herein by reference from Exhibit 4.4 to the F-1 Registration Statement).

99.5	Form of Deposit Agreement among the Registrant, The Bank of New York Mellon, as depositary, and the Holders from time to time of American Depositary Shares issued thereunder, including the form of American Depositary Receipts (incorporated herein by reference from Exhibit 4.5 to the F-1 Registration Statement).

99.6.	Specimen certificate representing certificate for Series A share (English translation) (incorporated herein by reference from Exhibit 4.1 to the F-1 Registration Statement).

99.7.	Specimen certificate representing a CPO (Certificado de Participación Ordinario) (English translation) (incorporated herein by reference from Exhibit 4.2 to the F-1 Registration Statement).

99.8.	Form of American Depositary Receipt in the Deposit Agreement (incorporated herein by reference from Exhibit 4.5 to the F-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 4, 2013	Controladora Vuela Compañía de Aviación, S.A.B. de C.V. (Registrant)

	By:	/s/ Jaime Pous
	Name:	Jaime Pous
	Title:	General Counsel

	By:	/s/ Mario E. Geyne
	Name:	Mario E. Geyne
	Title:	Financial and Fleet Planning Director